Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-279036), on Forms S-8 (Files No. 333-272770, 333-254577, 333-288057, and 333-288058), including Post-Effective Amendment No. 1 to Form S-8 (File No. 333-254577), of our report dated March 30, 2026, with respect to the consolidated financial statements of INmune Bio Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Houston, Texas

March 30, 2026